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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of Constellation Funds and Board of Trustees of Constellation Institutional Portfolios:

We consent to the use of our report dated November 19, 2004, with respect to the financial statements of the Constellation Clover Core Value Fund, Constellation Clover Small Cap Value Fund, Constellation Clover Large Cap Value Fund, Constellation Clover Core Fixed Income Fund, Constellation Chartwell Ultra Short Duration Fixed Income Fund, Constellation Chartwell Short Duration Fixed Income Fund, Constellation Chartwell High Yield Fund, Constellation HLAM Large Cap Value Fund, Constellation Pitcairn Diversified Value Fund, Constellation Pitcairn Select Value Fund, Constellation Pitcairn Diversified Growth Fund, Constellation Pitcairn Small Cap Fund, Constellation Pitcairn Family Heritage Fund, Constellation Pitcairn Taxable Bond Fund, Constellation Pitcairn Tax-Exempt Bond Fund, Constellation Sands Capital Select Growth Fund, Constellation TIP Small Cap Value Opportunities Fund, Constellation TIP Financial Services Fund, Constellation TIP Healthcare & Biotechnology Fund, Constellation International Equity Fund and Constellation Strategic Value and High Income Fund, twenty-one of the funds constituting Constellation Funds as of and for the year or period ended September 30, 2004, and to the use of our reports dated February 25, 2005, with respect to the financial statements of the Constellation HLAM Large Cap Quality Growth Fund and Constellation TIP Mid Cap Fund (formerly Constellation Institutional Portfolios TIP Mid Cap Core Portfolio), two of the funds constituting Constellation Funds, as of and for the year ended December 31, 2004, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 12, 2005